POWER OF ATTORNEY
FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
 The undersigned hereby constitutes and appoints each of Jordan Saddoris,
Corporate Counsel, and Gabriel A. Katz, Director, Legal, of AFC Gamma, Inc. (the
"Company"), so long as each is employed at the Company, and Jeeho Lee, Randolph
Yiap and Regina Braman, of OMelveny & Myers LLP ("OMM"), outside counsel to the
Company, so long as each is employed at OMM, as her true and lawful attorney-in-fact and agent (each, an "Attorney-In-Fact"), with full power of substitution and resubstitution for her and in her name and stead in any and all capacities, to sign and file for and on her behalf, in respect of any acquisition, disposition or other change in ownership of any of the securities of the undersigned, the following:
(i)  any Form ID to be filed with the Securities and Exchange Commission (the
"SEC");
(ii) any Initial Statement of Beneficial Ownership of Securities on Form 3 to be
filed with the SEC;
(iii) any Statement of Changes of Beneficial Ownership of Securities on Form 4
to be filed with the SEC;
(iv) any Annual Statement of Beneficial Ownership of Securities on Form 5 to be
filed with the SEC;
(v) any Notice of Proposed Sale of Securities on Form 144 to be filed with the
SEC; and
(vi) any and all agreements, certificates, receipts, or other documents in connection therewith.
      The undersigned hereby gives full power and authority to each
Attorney-In-Fact to seek and obtain as her representative and on her behalf, information on transactions in the securities of the undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release such information to each Attorney-In-Fact and approves and ratifies any such release of information.
      The undersigned hereby grants unto each Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such Attorney-In-Fact or substitute may do or cause to be done by virtue hereof.
      The undersigned acknowledges that:
(i) neither the Company nor any Attorney-In-Fact assumes (i) any liability for the undersigneds responsibility to comply with the requirement of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the Exchange Act; and
(ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.
      This Power of Attorney shall remain in full force and effect with respect to the undersigned until revoked by the undersigned in a signed writing delivered to each Attorney-In-Fact.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of January, 2022.
                              /s/ Marnie M. Sudnow
                              MARNIE M. SUDNOW

[Signature Page - Power of Attorney]